SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

SCPIE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-12449	95-4557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1888 Century Park East

Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 551-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2008, SCPIE Holdings Inc. (the “Company”) completed its merger (the “Merger”) with Scalpel Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of The Doctors Company (“Parent”), pursuant to the Agreement and Plan of Merger, dated October 15, 2007, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2008, the Company notified the NYSE Euronext that the Merger had been consummated and that each issued and outstanding share of the Company’s common stock (other than shares of Company common stock owned by Parent, Merger Sub or in the treasury of the Company), par value $0.0001, had been canceled and converted into the right to receive $28.00 per share in cash, without interest and less applicable withholding taxes. The Company requested that its common stock be suspended from the New York Stock Exchange, effective at the close of business on June 30, 2008.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Merger, each outstanding publicly-held share of the Company’s common stock (other than shares of Company common stock owned by Parent, Merger Sub or in the treasury of the Company), par value $0.0001, had been canceled and converted into the right to receive $28.00 per share in cash, without interest and less applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

On June 30, 2008, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company as the surviving corporation in the Merger. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Upon consummation of the Merger on June 30, 2008, each of Mitchell S. Karlan MD, Donald J. Zuk, Kaj Ahlmann, Marshall S. Geller, Willis T. King, Jr., Jack E. McCleary MD, Wendell L. Moseley MD, William A. Renert MD, Henry L Stoutz MD and Ronald H. Wender MD resigned from the board of directors of the Company.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation was amended, effective as of the effective time of the Merger. A copy of the Second Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of SCPIE Holdings Inc.

99.1	Press Release Announcing the Completion of the Merger, issued June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 30, 2008	SCPIE HOLDINGS INC.

	By:	/s/ Robert B. Tschudy
	Name:	Robert B. Tschudy
	Its:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of SCPIE Holdings Inc.

Exhibit 99.1	Press Release Announcing the Completion of the Merger, issued June 30, 2008.